FORUM FUNDS
                            FUND ACCOUNTING AGREEMENT



     AGREEMENT amended and restated the 24th day of November, 2003, by and between Forum Funds, a Delaware business trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Forum Accounting Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").


     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

     WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust may in the future offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

     WHEREAS, the Trust desires that Forum perform certain fund accounting services for each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

     SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

     (a) The Trust hereby appoints Forum, and Forum hereby agrees, to act as fund accountant of the Trust for the period and on the terms set forth in this Agreement.

     (b) In connection therewith, the Trust has delivered to Forum copies of (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and
(iv) all procedures adopted by the Trust with respect to the Funds (i.e., repurchase agreement procedures), and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.

     SECTION 2. DUTIES OF FORUM

     (a) Forum and the Trust's administrator, Forum Administrative Services, LLC, (the "Administrator"), may from time to time adopt such procedures as they agree upon to implement the terms of this Section. With respect to each Fund, Forum shall perform the following services:

     (i) calculate the net asset value per share with the frequency prescribed in each Fund's then-current Prospectus;

     (ii) calculate each item of income, expense, deduction, credit, gain and loss, if any, as required by the Trust and in conformance with generally accepted accounting practice ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code");

     (iii) maintain each Fund's general ledger and record all income, expenses, capital share activity and security transactions of each Fund;

     (iv) calculate the yield, effective yield, tax equivalent yield and total return for each Fund, and each Class thereof, as applicable, and such other measure of performance as may be agreed upon between the parties hereto;

     (v) provide the Trust and such other persons as the Administrator may direct with the following reports (A) a current security position report,
     (B) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order), and (C) a current cash position and projection report;

     (vi) prepare and record, as of each time when the net asset value of a Fund is calculated or as otherwise directed by the Trust, either (A) a valuation of the assets of the Fund (unless otherwise specified in or in accordance with this Agreement, based upon the use of outside services normally used and contracted for this purpose by Forum in the case of securities for which information and market price or yield quotations are readily available and based upon evaluations conducted in accordance with the Trust's instructions in the case of all other assets) or (B) a calculation confirming that the market value of the Fund's assets does not deviate from the amortized cost value of those assets by more than a specified percentage;

     (vii) make such adjustments over such periods as Forum deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

     (viii) request any necessary information from the Administrator and the Trust's transfer agent and distributor in order to prepare, and prepare, the Trust's Form N-SAR;

     (ix) provide appropriate records to assist the Trust's independent accountants and, upon approval of the Trust or the Administrator, any regulatory body in any requested review of the Trust's books and records maintained by Forum;

     (x) prepare semi-annual financial statements and oversee the production of the semi-annual financial statements and any related report to the Trust's shareholders prepared by the Trust or its investment advisers;

     (xi) file the Funds' semi-annual financial statements with the SEC or ensure that the Funds' semi-annual financial statements are filed with the SEC;

     (xii) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

     (xiii)  provide the Trust or  Administrator  with the data requested by the
     Administrator   that  is  required  to  update  the  Trust's   registration
     statement;

     (xiv) provide the Trust or independent accountants with all information requested with respect to the preparation of the Trust's income, excise and other tax returns;

     (xv) prepare and file all Federal income and excise tax returns and state income and other tax returns, including any extensions or amendments, each as agreed between the Trust and Forum;

     (xvi) produce quarterly compliance reports for investment advisers to the Trust and the Board and provide information to the Administrator, investment advisers to the Trust and other appropriate persons with respect to questions of Fund compliance;

     (xvii) determine the amount of distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Code, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

     (xviii) transmit to and receive from each Fund's transfer agent appropriate data to on a daily basis and daily reconcile Shares outstanding and other data with the transfer agent;

     (xiv)  periodically   reconcile  all  appropriate  data  with  each  Fund's
     custodian;

     (xv) verify investment trade tickets when received from an investment adviser and maintain individual ledgers and historical tax lots for each security; and

     (xvi) perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that Forum need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

     (b) Forum shall prepare and maintain on behalf of the Trust the following books and records of each Fund, and each Class thereof, pursuant to Rule 31a-1 under the 1940 Act (the "Rule"):

     (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

     (ii) Journals and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection
     (b)(2) of the Rule (but not  including  the ledgers  required by subsection
     (b)(2)(iv);

     (iii) A record of each brokerage order given by or on behalf of the Trust for, or in connection with, the purchase or sale of securities, and all other portfolio purchases or sales, as required by subsections (b)(5) and
     (b)(6) of the Rule;

     (iv) A record of all options, if any, in which the Trust has any direct or indirect interest or which the Trust has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property as required by subsection (b)(7) of the Rule;

     (v) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule; and

     (vi) Other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by open-end management investment companies, but limited to those provisions of the Rule applicable to portfolio transactions and as agreed upon between the parties hereto.

     (c) The books and records maintained pursuant to Section 2(b) shall be prepared and maintained in such form, for such periods and in such locations as may be required by the 1940 Act. The books and records pertaining to the Trust that are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust or the Administrator, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives at the Trust's expense. In the event the Trust designates a successor that shall assume any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

     (d) In case of any requests or demands for the inspection of the records of the Trust maintained by Forum, Forum will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. Forum shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that Forum may grant the inspection without instructions if Forum is advised by counsel to Forum that failure to do so will result in liability to Forum.

     SECTION 3. STANDARD OF CARE; RELIANCE

     (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

     (b) The Trust agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, ("Forum Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(c)(a "Claim"). The Trust shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the Forum Indemnitee.

     (c) A Forum Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:

     (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to Forum;

     (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction.);

     (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

     (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

     (d) Forum shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

     (e) With respect to Funds which do not value their assets in accordance with Rule 2a-7 under the 1940 Act, notwithstanding anything to the contrary in this Agreement, Forum shall not be liable to the Trust or any shareholder of the Trust for (i) any loss to the Trust if an NAV Difference for which Forum would otherwise be liable under this Agreement is less than or equal to 0.001 (1/10 of 1%) or (ii) any loss to a shareholder of the Trust if the NAV Difference for which Forum would otherwise be liable under this Agreement is less than or equal to 0.005 (1/2 of 1%) or if the loss in the shareholder's account with the Trust is less than or equal to $10. Any loss for which Forum is determined to be liable hereunder shall be reduced by the amount of gain which inures to shareholders, whether to be collected by the Trust or not.

     (f) For purposes of this Agreement, (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption is effected, divided by the Recalculated NAV, (ii) NAV Differences and any Forum liability therefrom are to be calculated each time a Fund's (or class's) NAV is calculated, (iii) in calculating any NAV Difference for which Forum would otherwise be liable under this Agreement for a particular NAV error, Fund losses and gains shall be netted and (iv) in calculating any NAV Difference for which Forum would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund losses and gains for the period shall be netted.

     (g) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Portfolio to act in contravention of a Portfolio's Offering Document or any provision of the 1940 Act. Except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

     SECTION 4. COMPENSATION AND EXPENSES


     (a) In consideration of the services provided by Forum pursuant to this Agreement, the Trust shall pay Forum, with respect to each Fund, the fees set forth in Appendix A hereto. Nothing in this Agreement shall require Forum to perform any of the services listed in Section 2(a)(xv), provided that Forum shall not collect any preparation of tax return fees if such services are performed by the Fund's independent accountant and not Forum.


     If fees payable begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination.


     (b) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in Appendix A hereto. In addition, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all expenses and employee time (at 150% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews.

     (c) All fees shall be payable monthly in advance on the first day of each calendar month for services to be performed during the following calendar month. All reimbursements are payable in arrears on a monthly basis and the Trust, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within five (5) business days following receipt` of the respective billing notice.

     (d) Forum may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the Trust or counsel to Forum. The costs of any such advice or opinion shall be borne by the Trust.

     SECTION 5. EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

     (a) This Agreement shall become effective as between Forum and the Trust on the date first above written, and shall become effective with respect to a Fund or a Class on the later of the date on which the Trust's Registration Statement with respect to such Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Trust or the Funds.

     (b) This Agreement shall continue in effect until terminated, either in its entirety or with respect to a Fund, as applicable; PROVIDED, HOWEVER, that its continuance shall be specifically approved or ratified with such frequency and in the manner required by applicable law.

     (c) This Agreement may be terminated at any time, in its entirety or with respect to a Fund, without the payment of any penalty:

     (i) with or without cause, by either party on at least ninety (90) days' written notice to the other party.

     (ii) for cause, by the non breaching party on at least thirty (30) days' written notice thereof to the other party, if the other party has materially breached any of its obligations hereunder including, with respect to Forum, the failure by Forum to act consistently with the standard of care set forth in Section 3(a); PROVIDED, HOWEVER, that (A) the termination notice shall describe the breach, and (B) no such termination shall be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching party has cured such breach to the reasonable satisfaction of the non-breaching party.

     (d) Should the Trust exercise its right to terminate this Agreement, the Trust shall reimburse Forum for Forum's costs associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities ("termination costs"); PROVIDED, HOWEVER, that, notwithstanding anything herein to the contrary, the Trust shall have no obligation to reimburse Forum for such expenses and employee time if the Trust has terminated this Agreement pursuant to clause (ii) of subsection (c) above. Forum and the Trust agree that to cover termination costs, Forum shall receive an amount equal to the average monthly fees and expenses paid to Forum under this Agreement for the six full months preceding such termination.

     (e) The provisions of Sections 3, 4, 5 and 13 shall survive any termination of this Agreement.

     (f) Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Forum may, without further consent on the part of the Trust, (i) assign this agreement to any affiliate of Forum or (ii) subcontract for the performance hereof with any entity, including an affiliate of Forum; PROVIDED HOWEVER, that Forum shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as Forum is for its own acts and omissions.

     SECTION 6. ADDITIONAL FUNDS AND CLASSES

     In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Trust may elect not to make any such series or classes subject to this Agreement.

     SECTION 7. CONFIDENTIALITY

     Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may

     (a)  prepare  or  assist  in  the   preparation  of  periodic   reports  to
shareholders and regulatory bodies such as the SEC;

     (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

     (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Forum may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

     SECTION 8. FORCE MAJEURE

     Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Forum's obligations hereunder are to oversee or monitor the activities of third parties, Forum shall not be liable for any failure or delay in the performance of

Forum's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Forum.

     SECTION 9. ACTIVITIES OF FORUM

     (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

     (b) Forum may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Trust.

     SECTION 10. COOPERATION WITH INDEPENDENT ACCOUNTANTS

     Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

     SECTION 11. SERVICE DAYS

     Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

     SECTION 12. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

     The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Funds.

     SECTION 13. MISCELLANEOUS

     (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

     (b) Except for Appendix A to add new Funds and Classes in  accordance  with
Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

     (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

     (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

     (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

     (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

     (j) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

     (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                   FORUM FUNDS


                                   By:      /S/ David I. Goldstein
                                      -----------------------------------------
                                            David I. Goldstein
                                              President


                                   FORUM ACCOUNTING SERVICES, LLC

                                   By:      /S/ Stacey E. Hong
                                      -----------------------------------------
                                            Stacey E. Hong
                                              Director

                                     - A4 -
                                   FORUM FUNDS
                            FUND ACCOUNTING AGREEMENT

                                   APPENDIX A

                             AS OF NOVEMBER 24, 2003



A.       FUNDS, CLASSES AND FEES

AUSTIN GLOBAL EQUITY FUND
Base fee ..........................................................$3,000/month
Fund classes above one per Fund....................................$1,000/month
Preparation of tax returns.........................................  $250/month
Surcharges:
         Assets above $100 million.................................  $500/month
         Assets above $250 million................................. $1000/month
         Assets above $500 million.................................$1,500/month
         Assets above $1 billion...................................$2,000/month
         International custody required............................$1,000/month
         More than 30 international positions......................$1,000/month
         More than 100 security positions..........................$1,000/month
         Monthly portfolio turnover rate of 10% or greater.........$1,000/month

BROWN  ADVISORY  INTERMEDIATE  BOND  FUND  (INSTITUTIONAL  AND A  SHARES)
BROWN ADVISORY  MARYLAND BOND FUND  (INSTITUTIONAL  AND A SHARES)
BROWN ADVISORY VALUE EQUITY FUND  (INSTITUTIONAL  AND A SHARES)
BROWN  ADVISORY  GROWTH  EQUITY FUND (INSTITUTIONAL  AND A SHARES)
BROWN ADVISORY SMALL-CAP VALUE FUND
BROWN ADVISORY SMALL-CAP   GROWTH  FUND   (INSTITUTIONAL,   A  AND  B  SHARES)
BROWN  ADVISORY INTERNATIONAL FUND (INSTITUTIONAL AND A SHARES)
Base fee ..........................................................$3,000/month
Asset fees.........................................................       0.01%
Fund classes above one per Fund....................................$1,000/month
Preparation of tax returns.........................................  $250/month
Surcharges:
         Assets above $100 million.................................  $500/month
         Assets above $250 million................................. $1000/month
         Assets above $500 million.................................$1,500/month
         Assets above $1 billion...................................$2,000/month
         International custody required ...........................$1,000/month
         More than 30 international positions......................$1,000/month
         More than 100 security positions..........................$1,000/month
         Monthly portfolio turnover rate of 10% or greater.........$1,000/month


                                     - A1 -

DF DENT PREMIER GROWTH FUND
Base fee ..........................................................$3,700/month
Asset fees.........................................................       0.01%
Preparation of tax returns.........................................    $0/month

FOUNTAINHEAD SPECIAL VALUE FUND
Base fee ..........................................................$3,000/month
Asset fees...........................................0.02% on first $100 million
                                                       0.005% above $100 million
Preparation of tax returns.........................................    $0/month
Surcharges:
         More than 200 and less than 501 security positions........$1,000/month
         More than 500 securities positions........................$2,000/month

INVESTORS BOND FUND
TAXSAVER BOND FUND
MAINE TAXSAVER BOND FUND
NEW HAMPSHIRE TAXSAVER BOND FUND
Base fee ...........................................................$3,000/month
Asset fees........................................... 0.05% on first $20 million
                                                       0.03% on next $30 million
                                                       0,02% on next $50 million
                                                        0.01% above $100 million
Preparation of tax returns..........................................    $0/month

MASTRAPASQUA GROWTH VALUE FUND
Base fee ...........................................................$3,000/month
Preparation of tax returns..........................................    $0/month

PAYSON TOTAL RETURN FUND
PAYSON VALUE FUND
Base fee ...........................................................$3,000/month
Fund classes above one per Fund.....................................$1,000/month
Preparation of tax returns..........................................  $250/month
Surcharges:
         Assets above $100 million..................................  $500/month
         Assets above $250 million..................................  1000/month
         Assets above $500 million..................................$1,500/month
         Assets above $1 billion....................................$2,000/month
         International custody required.............................$1,000/month
         More than 30 international positions.......................$1,000/month
         More than 100 security positions...........................$1,000/month
         Monthly portfolio turnover rate of 10% or greater..........$1,000/month


                                     - A2 -

POLARIS GLOBAL VALUE FUND
Base fee ...........................................................$3,000/month
Fund classes above one per Fund.....................................$1,000/month
Preparation of tax returns..........................................  $250/month
Surcharges:
         Assets above $100 million..................................  $500/month
         Assets above $250 million..................................  1000/month
         Assets above $500 million..................................$1,500/month
         Assets above $1 billion....................................$2,000/month
         International custody required.............................$1,000/month
         More than 30 international positions.......................$1,000/month
         More than 100 security positions...........................$1,000/month
         Monthly portfolio turnover rate of 10% or greater..........$1,000/month

SHAKER FUND (INTERMEDIARY, A, B AND C SHARES)
Base fee ...........................................................$3,750/month
Fund classes above one per Fund.....................................$1,000/month
Asset fees..........................................................       0.01%
Preparation of tax returns..........................................  $250/month

WINSLOW GREEN GROWTH FUND
Base fee ...........................................................$3,500/month
Asset fees..........................................................       0.01%
Preparation of tax returns..........................................    $0/month

Note 1. Surcharges are determined based upon the total assets, security positions or other factors as of the end of the prior month and on the portfolio turnover rate for the prior month. Portfolio turnover rate has the meaning ascribed thereto in SEC Form N-1A.

Note 2. The rates set forth above shall remain fixed through December 31, 2003. On January 1, 2004, and on each successive January 1, the rates may be adjusted automatically by Forum without action of the Trust to reflect changes in the Consumer Price Index for the preceding calendar year, as published by the U.S. Department of Labor, Bureau of Labor Statistics. Forum shall notify the Trust each year of the new rates, if applicable.

Note 3. All asset fees are calculated based on the percentage of annual average daily net assets in each Fund.

B.       OUT-OF-POCKET AND RELATED EXPENSES

The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of):

(i)      pricing, paydown, corporate action, credit and other reporting services


                                     - A3 -

(ii)     internal controls (SAS 70) review and/or audit
(iii)    taxes
(iv)     communication services
(v)      postage and delivery services
(vi)     reproduction
(vii)    record storage, imaging, microfilm and microfiche
(viii)   travel requested by the Trust.

In addition, any other expenses incurred by Forum with respect to compliance by the Trust with any new laws or regulations that come into effect after the date of the Agreement, or incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.



                                     - A4 -